Exhibit 4.25(e)

Execution version

Dated 1 June 2023

IVS BULK PTE. LTD.
 GRINDROD SHIPPING HOLDINGS LTD.

as joint and several Borrowers

and

IVS BULK 5858 PTE. LTD.
IVS BULK 543 PTE. LTD.
IVS BULK 5855 PTE. LTD.
IVS BULK 541 PTE. LTD.
IVS BULK 545 PTE. LTD.
IVS BULK 712 PTE. LTD.
IVS BULK 1345 PTE. LTD.
IVS BULK 554 PTE. LTD.
IVS BULK 7297 PTE. LTD.
IVS BULK 3693 PTE. LTD.

as Owners Guarantors

and

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK
HAMBURG COMMERCIAL BANK AG

as Mandated Lead Arrangers

and

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

as Account Bank

and

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

as Facility Agent

and

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

as Security Agent

Second Amendment and Restatement Agreement

relating to
a facility agreement originally dated 10 February 2020
in respect of the refinancing of
10 ships owned by the Owner Guarantors

Index

Clause		Page

1	Definitions and Interpretation	2
2	Agreement to Amend the Facility Agreement	4
3	Conditions Precedent	4
4	Representations	4
5	Amendment and Restatement of Facility Agreement and other Finance Documents	5
6	Further Assurance	6
7	Costs and Expenses	6
8	Notices	6
9	Counterparts	6
10	Governing Law	6
11	Enforcement	7

Schedules

Schedule 1 The Lenders	8
Schedule 2 Conditions Precedent	9

Execution

Execution Pages	10

Appendices

Appendix  Form of Amended and Restated Facility Agreement (marked to indicate amendments)

THIS AGREEMENT is made on 1 June 2023

Parties

(1)

IVS BULK PTE. LTD., a company incorporated in Singapore with company registration number 201114306Z whose registered office is at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 as a borrower (the "Borrower A")

(2)

GRINDROD SHIPPING HOLDINGS LTD., a company incorporated in Singapore with company registration number 201731497H whose registered office is at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 as a borrower (the "Borrower B" and, together with Borrower A, the "Borrowers")

(3)

IVS BULK 5858 PTE. LTD., a company incorporated in Singapore with company registration number 201328882C whose registered office is at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 as a guarantor ("Guarantor B")

(4)

IVS BULK 543 PTE. LTD., a company incorporated in Singapore with company registration number 201322656Z whose registered office is at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 as a guarantor ("Guarantor C")

(5)

IVS BULK 5855 PTE. LTD., a company incorporated in Singapore with company registration number 201325921Z whose registered office is at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 as a guarantor ("Guarantor D")

(6)

IVS BULK 541 PTE. LTD., a company incorporated in Singapore with company registration number 201322639G whose registered office is at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 as a guarantor ("Guarantor E")

(7)

IVS BULK 545 PTE. LTD., a company incorporated in Singapore with company registration number 201322704H whose registered office is at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 as a guarantor ("Guarantor F")

(8)

IVS BULK 712 PTE. LTD., a company incorporated in Singapore with company registration number 201333600E whose registered office is at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 as a guarantor ("Guarantor G")

(9)

IVS BULK 1345 PTE. LTD., a company incorporated in Singapore with company registration number 201333777E whose registered office is at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 as a guarantor ("Guarantor H")

(10)

IVS BULK 554 PTE. LTD., a company incorporated in Singapore with company registration number 201327439Z whose registered office is at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 as a guarantor ("Guarantor I")

(11)

IVS BULK 7297 PTE. LTD., a company incorporated in Singapore with company registration number 201333601R whose registered office is at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 as a guarantor ("Guarantor J")

(12)

IVS BULK 3693 PTE. LTD., a company incorporated in Singapore with company registration number 201405131D whose registered office is at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 as a guarantor ("Guarantor K" and, together with Guarantor B, Guarantor C, Guarantor D, Guarantor E, Guarantor F, Guarantor G, Guarantor H, Guarantor I and Guarantor J, the "Owner Guarantors")

(13)	CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK and HAMBURG COMMERCIAL BANK AG as mandated lead arrangers (the "Mandated Lead Arrangers")

(14)	CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK as account bank (the "Account Bank")

(15)	THE FINANCIAL INSTITUTIONS listed in Schedule 1 (The Lenders) as lenders (the "Lenders")

(16)	CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK as agent of the other Finance Parties (the "Facility Agent")

(17)	CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK as security agent for the Secured Parties (the "Security Agent")

Background

(A)

By the Facility Agreement, the Lenders agreed to make available to the Borrowers a facility of (originally) up to $114,125,000 of which $85,407,728.50 is outstanding as at the date of this Agreement. Pursuant to the First Amending and Restating Agreement, the Parties agreed to amend and restate the Facility Agreement in order to (amongst other things) increase the amount of the facility by $23,031,250 to $120,037,500.

(B)

This Agreement sets out the terms and conditions on which the Lenders and the other Finance Parties agree, with effect on and from the Effective Date, at the request of the Obligors, to certain amendments to the Facility Agreement including but not limited to, to incorporate amendments relating to the use of SOFR.

(C)	The Parties have agreed to amend and restate the Facility Agreement as set out in this Agreement.

Operative Provisions

1	Definitions and Interpretation

1.1	Definitions

In this Agreement:

"Amended and Restated Facility Agreement" means the Facility Agreement as amended and restated by this Agreement in the form set out in the Appendix.

"Effective Date" means the date on which the Facility Agent notifies the Obligors and the other Finance Parties as to the satisfaction of the conditions precedent as provided in Clause 3 (Conditions Precedent).

"Facility Agreement" means the facility agreement originally dated 10 February 2020 (as amended and restated by the First Amending and Restating Agreement) and made between, amongst others, (i) the Borrowers as joint and several borrowers, (ii) the Owner Guarantors and IVS Bulk 709 Pte. Ltd., (iii) the Lenders, (iv) the Mandated Lead Arrangers, (v) the Facility Agent and (vi) the Security Agent.

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"First Amending and Restating Agreement" means the first amendment and restatement agreement dated 10 September 2021 and made between, amongst others, (i) the Borrowers, (ii) the Owner Guarantors and IVS Bulk 709 Pte. Ltd., (iii) the Lenders, (iv) the Mandated Lead Arrangers, (v) the Account Bank, (vi) the Facility Agent and (vii) the Security Agent.

"Obligor" means a Borrower or an Owner Guarantor.

"Party" means a party to this Agreement.

1.2	Defined expressions

Defined expressions in the Facility Agreement shall have the same meanings when used in this Agreement unless the context otherwise requires or unless otherwise defined in this Agreement.

1.3	Application of construction and interpretation provisions of Facility Agreement

Clause 1.2 (construction) of the Facility Agreement applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

1.4	Agreed forms of new, and supplements to, Finance Documents

References in Clause 1.1 (Definitions) to any document being in "agreed form" are to that document:

(a)	in a form attached to a certificate dated the same date as this Agreement (and signed by the Borrowers and the Facility Agent); or

(b)

in any other form agreed in writing between the Borrowers and the Facility Agent acting with the authorisation of the Majority Lenders or, where clause 43.2 (all lender matters) of the Facility Agreement applies, all the Lenders.

1.5	Designation as a Finance Document

The Borrowers and the Facility Agent designate this Agreement as a Finance Document.

1.6	Third party rights

(a)	Unless provided to the contrary in a Finance Document, a person who is not a Party has no right under the Third Parties Act to enforce or to enjoy the benefit of any term of this Agreement.

(b)

Subject to clause 43.3 (other exceptions) of the Facility Agreement but otherwise notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

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2	Agreement to Amend the Facility Agreement

2.1	Agreement of the Finance Parties to incorporate SOFR provisions

With effect on and from (and subject to the occurrence of) the Effective Date:

(a)

the Finance Parties agree, subject to and upon the terms and conditions of this Agreement that rate switch and SOFR language and certain other amendments shall be incorporated in the Amended and Restated Facility Agreement; and

(b)

the Obligors agree, subject to and upon the terms and conditions of this Agreement, to the consequential amendment of the Facility Agreement and the other Finance Documents in connection with the matters referred to in this Clause 2.1 (Agreement of the Finance Parties to incorporate SOFR provisions).

2.2	Agreement of the Finance Parties

The Finance Parties agree, subject to and upon the terms and conditions of this Agreement, to the consequential amendment of the Facility Agreement and the other Finance Documents in connection with the matters referred to in Clause 2.1 (Agreement of the Finance Parties to incorporate SOFR provisions) above.

3	Conditions Precedent

3.1

The Effective Date cannot occur unless the Facility Agent has received (or on the instructions of the Majority Lenders, waived receipt of) all of the documents and other evidence listed in Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent on or before 31 May 2023 or such later date as the Facility Agent may agree with the Obligors.

3.2	The Facility Agent shall notify the Obligors and the other Finance Parties promptly upon being satisfied as to the satisfaction of the conditions precedent referred to in Clause 3.1 above.

3.3

Other than to the extent that the Majority Lenders notify the Facility Agent in writing to the contrary before the Facility Agent gives the notification described in Clause 3.2 above, the Finance Parties authorise (but do not require) the Facility Agent to give that notification. The Facility Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4	Representations

4.1	Facility Agreement representations

Each Obligor that is a party to the Facility Agreement makes the representations and warranties set out in clause 20 (representations) of the Facility Agreement, as amended and restated by this Agreement and updated with appropriate modifications to refer to this Agreement by reference to the circumstances then existing on the date of this Agreement and on the Effective Date.

4.2	Finance Document representations

Each Obligor makes the representations and warranties set out in the Finance Documents (other than the Facility Agreement) to which it is a party, as amended and restated and/or supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement by reference to the circumstances then existing on the date of this Agreement and on the Effective Date.

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5	Amendment and Restatement of Facility Agreement and other Finance Documents

5.1	Specific amendments to the Facility Agreement

With effect on and from the Effective Date, the Facility Agreement shall be amended and restated in the form of the Amended and Restated Facility Agreement and, as so amended and restated, the Facility Agreement shall continue to be binding on each of the parties to it in accordance with its terms as so amended and restated.

5.2	Amendments to Finance Documents

With effect on and from the Effective Date, each of the Finance Documents other than the Facility Agreement, shall be, and shall be deemed by this Agreement to be amended as follows:

(a)

the definition of, and references throughout each of the Finance Documents to, the Facility Agreement and any of the other Finance Documents shall be construed as if the same referred to the Facility Agreement and those Finance Documents as amended and restated by this Agreement; and

(b)

by construing references throughout each of the Finance Documents to "this Agreement", "this Deed" and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Agreement.

5.3	Obligor Confirmation

On the Effective Date, each Obligor:

(a)	confirms its acceptance of the Amended and Restated Facility Agreement;

(b)	agrees that it is bound as an Obligor (as defined in the Amended and Restated Facility Agreement);

(c)

confirms that the definition of, and references throughout each of the Finance Documents to, the Facility Agreement and any of the other Finance Documents shall be construed as if the same referred to the Facility Agreement and those Finance Documents as amended and restated by this Agreement; and

(d)	(if it is an Owner Guarantor) confirms that its guarantee and indemnity:

(i)	continues to have full force and effect on the terms of the Amended and Restated Facility Agreement; and

(ii)	extends to the obligations of the relevant Obligors under the Finance Documents as amended and restated by this Agreement.

5.4	Security confirmation

On the Effective Date, each Obligor confirms that:

(a)	any Security created by it under the Finance Documents extends to the obligations of the relevant Obligors under the Finance Documents as amended and restated by this Agreement;

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(b)	the obligations of the relevant Obligors under the Amended and Restated Facility Agreement are included in the Secured Liabilities (as defined in the Security Documents to which it is a party); and

(c)	the Security created under the Finance Documents continues in full force and effect on the terms of the respective Finance Documents.

5.5	Finance Documents to remain in full force and effect

The Finance Documents shall remain in full force and effect and, from the Effective Date:

(a)	in the case of the Facility Agreement as amended and restated pursuant to Clause 5.1 (Specific amendments to the Facility Agreement);

(b)	the Facility Agreement and the applicable provisions of this Agreement will be read and construed as one document; and

(c)

except to the extent expressly waived by the amendments effected by this Agreement, no waiver is given by this Agreement and the Lenders expressly reserve all their rights and remedies in respect of any breach of or other Default under the Finance Documents.

6	Further Assurance

Clause 23.27 (further assurance) of the Facility Agreement, as amended and restated by this Agreement, applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

7	Costs and Expenses

Clause 17.2 (amendment costs) of the Facility Agreement, as amended and restated by this Agreement, applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

8	Notices

Clause 38 (notices) of the Facility Agreement, as amended and restated by this Agreement, applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

9	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

10	Governing Law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

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11	Enforcement

11.1	Jurisdiction

(a)

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a "Dispute").

(b)	The Obligors accept that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Obligor will argue to the contrary.

(c)

To the extent allowed by law, this Clause 11.1 (Jurisdiction) is for the benefit of the Secured Parties only. As a result, no Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Secured Parties may take concurrent proceedings in any number of jurisdictions.

11.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(i)	irrevocably appoints Grindrod Shipping Services UK Ltd as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(ii)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)

If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrowers (on behalf of all the Obligors) must immediately (and in any event within three days of such event taking place) appoint another agent on terms acceptable to the Facility Agent. Failing this, the Facility Agent may appoint another agent for this purpose.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

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Schedule 1

The Lenders

Lender	Lending Office

Crédit Agricole Corporate and Investment Bank, Singapore Branch	Crédit Agricole Corporate and Investment Bank 168 Robinson Road #23-00 Capital Tower Singapore 068912

Hamburg Commercial Bank AG	Hamburg Commercial Bank AG Gerhart-Hauptmann-Platz 50 20095 Hamburg Germany

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Schedule 2

Conditions Precedent

1	Obligors

Documents of the kind specified in schedule 2 part A paragraph 1 of the Facility Agreement or, in respect of the constitutional documents of each Obligor provided under paragraph 1.1 of schedule 2, part A of the Facility Agreement, written confirmation from the relevant Obligor that such constitutional documents have not been amended and remain in full force and effect.

2	Legal opinions

2.1

A legal opinion of Watson Farley & Williams LLP, legal advisers to the Facility Agent and the Security Agent in England, substantially in the form distributed to the Lenders before signing this Agreement.

2.2	Legal opinions of the legal advisers to the Facility Agent and the Security Agent in Singapore and such other relevant jurisdictions as the Facility Agent may require.

3	Other documents and evidence

3.1	A certificate signed by a director of each Borrower confirming that as at the proposed Effective Date and the date of this Agreement:

(a)	no Default has occurred and is continuing or is reasonably likely to result from the occurrence of the Effective Date;

(b)	no event described in paragraph (a) of clause 7.5 (mandatory prepayment on change of control of Borrower A or GSPL) of the Facility Agreement has occurred;

(c)	no event described in paragraph (a) of clause 7.4 (mandatory prepayment on sale, arrest or total loss) of the Facility Agreement has occurred.

3.2	Evidence that any process agent referred to in Clause 11.2 (Service of process), if not a Party, has accepted its appointment.

3.3

A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable (if it has notified the Borrowers accordingly) in connection with the entry into and performance of the transactions contemplated by this Agreement or for the validity and enforceability of any Finance Document as amended, restated and/or supplemented by this Agreement.

3.4	Evidence that the fees, costs and expenses then due from the Borrowers pursuant to clause 17.2 (amendment costs) of the Facility Agreement have been paid or will be paid by the Effective Date.

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Execution Pages

BORROWERS

SIGNED, SEALED and DELIVERED as a DEED by	)
as attorney-in-fact for and on behalf of	)	/s/ Edward Alastair Matthews
IVS BULK PTE. LTD.	)	ATTORNEY-IN-FACT
in the presence of:	)

Witness' signature:	)	/s/ Yvette Renee Kingsley-Wilkins
Witness' name:	)	Yvette Renee Kingsley-Wilkins
Witness' address:	)	200 Cantonment Road, #03-01 Southpoint, Singapore 089763

SIGNED, SEALED and DELIVERED as a DEED by	)
as attorney-in-fact for and on behalf of	)	/s/ Edward Alastair Matthews
GRINDROD SHIPPING HOLDINGS Ltd.	)	ATTORNEY-IN-FACT
in the presence of:	)

Witness' signature:	)	/s/ Yvette Renee Kingsley-Wilkins
Witness' name:	)	Yvette Renee Kingsley-Wilkins
Witness' address:	)	200 Cantonment Road, #03-01 Southpoint, Singapore 089763

OWNER GUARANTORS

SIGNED, SEALED and DELIVERED as a DEED by	)
as attorney-in-fact for and on behalf of	)	/s/ Edward Alastair Matthews
IVS Bulk 5858 Pte. Ltd.	)	ATTORNEY-IN-FACT
in the presence of:	)

Witness' signature:	)	/s/ Yvette Renee Kingsley-Wilkins
Witness' name:	)	Yvette Renee Kingsley-Wilkins
Witness' address:	)	200 Cantonment Road, #03-01 Southpoint, Singapore 089763

SIGNED, SEALED and DELIVERED as a DEED by	)
as attorney-in-fact for and on behalf of	)	/s/ Edward Alastair Matthews
IVS Bulk 543 Pte. Ltd.	)	ATTORNEY-IN-FACT
in the presence of:	)

Witness' signature:	)	/s/ Yvette Renee Kingsley-Wilkins
Witness' name:	)	Yvette Renee Kingsley-Wilkins
Witness' address:	)	200 Cantonment Road, #03-01 Southpoint, Singapore 089763

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SIGNED, SEALED and DELIVERED as a DEED by	)
as attorney-in-fact for and on behalf of	)	/s/ Edward Alastair Matthews
IVS Bulk 5855 Pte. Ltd.	)	ATTORNEY-IN-FACT
in the presence of:	)

Witness' signature:	)	/s/ Yvette Renee Kingsley-Wilkins
Witness' name:	)	Yvette Renee Kingsley-Wilkins
Witness' address:	)	200 Cantonment Road, #03-01 Southpoint, Singapore 089763

SIGNED, SEALED and DELIVERED as a DEED by	)
as attorney-in-fact for and on behalf of	)	/s/ Edward Alastair Matthews
IVS Bulk 541 Pte. Ltd.	)	ATTORNEY-IN-FACT
in the presence of:	)

Witness' signature:	)	/s/ Yvette Renee Kingsley-Wilkins
Witness' name:	)	Yvette Renee Kingsley-Wilkins
Witness' address:	)	200 Cantonment Road, #03-01 Southpoint, Singapore 089763

SIGNED, SEALED and DELIVERED as a DEED by	)
as attorney-in-fact for and on behalf of	)	/s/ Edward Alastair Matthews
IVS Bulk 545 Pte. Ltd.	)	ATTORNEY-IN-FACT
in the presence of:	)

Witness' signature:	)	/s/ Yvette Renee Kingsley-Wilkins
Witness' name:	)	Yvette Renee Kingsley-Wilkins
Witness' address:	)	200 Cantonment Road, #03-01 Southpoint, Singapore 089763

SIGNED, SEALED and DELIVERED as a DEED by	)
as attorney-in-fact for and on behalf of	)	/s/ Edward Alastair Matthews
IVS Bulk 712 Pte. Ltd.	)	ATTORNEY-IN-FACT
in the presence of:	)

Witness' signature:	)	/s/ Yvette Renee Kingsley-Wilkins
Witness' name:	)	Yvette Renee Kingsley-Wilkins
Witness' address:	)	200 Cantonment Road, #03-01 Southpoint, Singapore 089763

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SIGNED, SEALED and DELIVERED as a DEED by	)
as attorney-in-fact for and on behalf of	)	/s/ Edward Alastair Matthews
IVS Bulk 1345 Pte. Ltd.	)	ATTORNEY-IN-FACT
in the presence of:	)

Witness' signature:	)	/s/ Yvette Renee Kingsley-Wilkins
Witness' name:	)	Yvette Renee Kingsley-Wilkins
Witness' address:	)	200 Cantonment Road, #03-01 Southpoint, Singapore 089763

SIGNED, SEALED and DELIVERED as a DEED by	)
as attorney-in-fact for and on behalf of	)	/s/ Edward Alastair Matthews
IVS Bulk 554 Pte. Ltd.	)	ATTORNEY-IN-FACT
in the presence of:	)

Witness' signature:	)	/s/ Yvette Renee Kingsley-Wilkins
Witness' name:	)	Yvette Renee Kingsley-Wilkins
Witness' address:	)	200 Cantonment Road, #03-01 Southpoint, Singapore 089763

SIGNED, SEALED and DELIVERED as a DEED by	)
as attorney-in-fact for and on behalf of	)	/s/ Edward Alastair Matthews
IVS Bulk 7297 Pte. Ltd.	)	ATTORNEY-IN-FACT
in the presence of:	)

Witness' signature:	)	/s/ Yvette Renee Kingsley-Wilkins
Witness' name:	)	Yvette Renee Kingsley-Wilkins
Witness' address:	)	200 Cantonment Road, #03-01 Southpoint, Singapore 089763

SIGNED, SEALED and DELIVERED as a DEED by	)
as attorney-in-fact for and on behalf of	)	/s/ Edward Alastair Matthews
IVS BULK 3693 Pte. Ltd.	)	ATTORNEY-IN-FACT
in the presence of:	)

Witness' signature:	)	/s/ Yvette Renee Kingsley-Wilkins
Witness' name:	)	Yvette Renee Kingsley-Wilkins
Witness' address:	)	200 Cantonment Road, #03-01 Southpoint, Singapore 089763

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ORIGINAL LENDERS

SIGNED by	)
duly authorised	)	/s/ Typhaine HIRGOROM	and	/s/ Gabriela MENAGER
for and on behalf of	)	Ship Finance, Head Finance,		Ship Finance, Project Manager,
Crédit Agricole Corporate	)	Head of Shipping Coordination		Shipping Coordination
and Investment Bank,	)
SINGAPORE BRANCH	)
in the presence of:	)

Witness' signature:	)	/s/ Olivia Delaiamde
Witness' name:	)	Olivia Delaiamde
Witness' address:	)	12 Place des Etats Unis, CS 70052, 92547 Montrouge Cedex

SIGNED by	)
duly authorised	)	/s/ Volker Krellenberg	and	/s/ Andreas Rasch
for and on behalf of	)	Volker Krellenberg		Andreas Rasch
Hamburg Commercial bank AG	)			Senior Vice-President
in the presence of:	)

Witness' signature:	)	/s/ Nicolas Zambes
Witness' name:	)	Nicolas Zambes
Witness' address:	)	Gerhart-Hauptmann-Platz 50, 20095 Hamburg

Mandated Lead ARRANGERS

SIGNED by	)
duly authorised	)
for and on behalf of	)
Crédit Agricole Corporate	)
and Investment Bank	)
in the presence of:	)

Witness' signature:	)
Witness' name:	)
Witness' address:	)

SIGNED by	)
duly authorised	)
for and on behalf of	)
Hamburg Commercial bank AG	)
in the presence of:	)

Witness' signature:	)
Witness' name:	)
Witness' address:	)

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ACCOUNT BANK

SIGNED by	)
duly authorised	)	/s/ Clementine COSTIL	and	Romy ROUSSEL
for and on behalf of	)	Clementine COSTIL		Deputy Head of ATM Shipping
Crédit Agricole Corporate	)	Head of ATM Shipping
and Investment Bank	)
in the presence of:	)

Witness' signature:	)	/s/ Rosine SERRA-JOANNIDES
Witness' name:	)	Rosine SERRA-JOANNIDES, Deputy Head of ATM Shipping
Witness' address:	)	12 Place des Etats Unis, CS 70052, 92547 Montrouge Cedex

FACILITY AGENT

SIGNED by	)
duly authorised	)	/s/ Clementine COSTIL	and	Romy ROUSSEL
for and on behalf of	)	Clementine COSTIL		Deputy Head of ATM Shipping
CRÉDIT AGRICOLE CORPORATE AND	)	Head of ATM Shipping
INVESTMENT BANK	)
in the presence of:	)

Witness' signature:	)	/s/ Rosine SERRA-JOANNIDES
Witness' name:	)	Rosine SERRA-JOANNIDES, Deputy Head of ATM Shipping
Witness' address:	)	12 Place des Etats Unis, CS 70052, 92547 Montrouge Cedex

SECURITY AGENT

SIGNED by	)
duly authorised	)	/s/ Clementine COSTIL	and	Romy ROUSSEL
for and on behalf of	)	Clementine COSTIL		Deputy Head of ATM Shipping
CRÉDIT AGRICOLE CORPORATE AND	)	Head of ATM Shipping
INVESTMENT BANK	)
in the presence of:	)

Witness' signature:	)	/s/ Rosine SERRA-JOANNIDES
Witness' name:	)	Rosine SERRA-JOANNIDES, Deputy Head of ATM Shipping
Witness' address:	)	12 Place des Etats Unis, CS 70052, 92547 Montrouge Cedex

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Appendix

Form of Amended and Restated Facility Agreement (marked to indicate amendments)

Amendments are indicated as follows:

1	additions are indicated by underlined text in blue;

2	deletions are shown by strike-through text in red; and

3	moved wording is indicated by underlined text in green.

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